Exhibit 10.1

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 29, 2017, is by and among INVENTURE FOODS, INC., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower identified on the signature pages hereof (such Subsidiaries, together with the Parent Borrower, are referred to herein each individually as a “Borrower” and individually and collectively, jointly and severally, as “Borrowers”), the lenders from time to time party to the Credit Agreement defined below (the “Lenders”) and BSP AGENCY, LLC, a Delaware limited liability company, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 18, 2015 (as amended by that certain First Amendment to Credit Agreement dated as of March 9, 2016, as amended by that certain Second Amendment to Credit Agreement dated as of September 27, 2016, as amended by that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017, as amended by that certain Limited Waiver and Fourth Amendment to Credit Agreement dated as of July 21, 2017, as amended by that certain Limited Waiver and Fifth Amendment dated as of August 31, 2017 and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain Events of Default have occurred, are continuing or will result under the Credit Agreement as a result of: (a) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial statement covenant contained in Section 5.1 of the Credit Agreement because of a “going concern” qualification to the certification by the Parent Borrower’s auditor of the audited financial statements of the Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “2016 Audit Covenant Event of Default”), (b) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended April 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “April EBITDA Event of Default”), (c) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended June 30, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “June EBITDA Event of Default”), (d) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended July 31, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “July EBITDA Event of Default”), (e) the Parent Borrower’s and the other Loan Parties’ failure to comply with the financial covenant contained in Section 7.3 of the Credit Agreement for the fiscal month ended August 31, 2017, which constitutes an Event of Default under Section 8.2(a) of the Credit Agreement (the “August EBITDA Event of Default” and collectively with the 2016 Audit Covenant Event of Default, the April EBITDA Event of Default, the June EBITDA Event of Default, the July EBITDA Event of Default and the August Event of Default, the “Current Events of Default”) and (f) the Parent Borrower’s and the other Loan Parties’ expected failure to comply with the financial covenants contained in Section 7 of the Credit Agreement from the date hereof through the Waiver Deadline (as defined below), which would constitute an Event of Default under Section 8.2(a) of the Credit Agreement (the “Anticipated Event of Default” and collectively with the Current Events of Default, the “Specified Events of Default”);

WHEREAS, the Borrowers, the Lenders and the Agent are parties to (a) that certain Limited Waiver dated as of March 29, 2017 whereby the Agent and the Lenders agreed to waive the 2016 Audit Covenant Event of Default until May 15, 2017, (b) that certain Limited Waiver and Third Amendment to Credit Agreement dated as of May 10, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until July 17, 2017 and (ii) waive the April EBITDA Event of Default until July 17, 2017, (c) that certain Extension Agreement dated as of July 17, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until July 24, 2017, (ii) extend the April EBITDA Event of Default waiver until July 24, 2017, (iii) waive the June EBITDA Event of Default until July 24, 2017 and (iv) waive the July EBITDA Event of Default until July 24, 2017, (d) that certain Limited Waiver and Fourth Amendment to Credit Agreement dated as of July 21, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until August 31, 2017, (ii) extend the April EBITDA Event of Default waiver until August 31, 2017, (iii) extend the June EBITDA Event of Default waiver until August 31, 2017 and (iv) extend the July EBITDA Event of Default waiver until August 31, 2017 and (e) that certain Limited Waiver and Fifth Amendment to Credit Agreement dated as of August 31, 2017 whereby the Agent and the Lenders agreed to (i) extend the 2016 Audit Covenant Event of Default waiver until September 30, 2017 (the “2016 Audit Covenant Waiver Deadline”), (ii) extend the April EBITDA Event of Default waiver until September 30, 2017 (the “April EBITDA Waiver Deadline”), (iii) extend the June EBITDA Event of Default waiver until September 30, 2017 (the “June EBITDA Waiver Deadline”), (iv) extend the July EBITDA Event of Default waiver until September 30, 2017 (the “July EBITDA Waiver Deadline”) and (v) extend the August EBITDA Event of Default waiver until September 30, 2017 (the “August EBITDA Waiver Deadline”);

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) extend the 2016 Audit Covenant Waiver Deadline until October 31, 2017, (b) extend the April EBITDA Waiver Deadline until October 31, 2017, (c) extend the June EBITDA Waiver Deadline until October 31, 2017, (d) extend the July EBITDA Waiver Deadline until October 31, 2017, (e) extend the August EBITDA Waiver Deadline until October 31, 2017, (f) waive the Anticipated Event of Default until October 31, 2017, and (g) amend certain other provisions of the Credit Agreement; and

WHEREAS, the Agent and the Lenders are willing to (a) provide the extension of the 2016 Audit Covenant Waiver Deadline, (b) provide the extension of the April EBITDA Waiver Deadline, (c) provide the extension of the June EBITDA Waiver Deadline, (d) provide the extension of the July EBITDA Waiver Deadline, (e) provide the extension of the August EBITDA Waiver Deadline, (f) provide the waiver of the Anticipated Event of Default, and (g) make such amendments to the Credit Agreement in accordance with and subject to the terms and conditions set forth herein and in accordance with the applicable provisions of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVER

1.1                               Waiver of Specified Events of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Agent and the Lenders hereby agree to extend the 2016 Audit Covenant Waiver Deadline, extend the April EBITDA Waiver Deadline, extend the June EBITDA Waiver Deadline, extend the July EBITDA Waiver Deadline, extend the August EBITDA Waiver Deadline and waive the Anticipated Event of Default until the date (the “Waiver Deadline”) that is the earlier of (a) the occurrence and continuation of a Default or Event of Default other than any Specified Event of Default and (b) October 31, 2017.  On the date constituting the Waiver Deadline, the Specified Events of Default will be reinstated as if the waiver set forth above had never been provided and failure of the Parent Borrower to be in compliance therewith shall constitute an immediate Event of Default.

1.2                               Effectiveness of Limited Waiver.  This limited waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Borrowers, (b) affect the right of the Lenders to demand compliance by the Borrowers with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Borrowers requiring the Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than a Specified Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1                               Amendment to Section 7.3.  Section 7.3 is hereby amended and restated in its entirety to read as follows:

7.3                               Consolidated EBITDA.  Commencing with the fiscal month ending October 31, 2017, Borrowers will have EBITDA, measured at the end of each fiscal month for the twelve (12) months then ended, of at least $18,000,000.

2.2                               New Definitions.  The following definitions are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical order:

“Sixth Amendment Effective Date” shall mean September 29, 2017.

“Sixth Amendment Fee Letter” shall mean that certain fee letter dated as of the Sixth Amendment Effective Date, between the Borrower and Agent.

2.3                               Amendment to Definition of Loan Documents.  The definition of “Loan Documents” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Documents” means the Agreement, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Sixth Amendment Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

2.4                               Amendment to Schedule 5.1.  Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 5.1 hereto.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1                               Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)                                 Executed Amendment.  The Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Agent.

(b)                                 Sixth Amendment Fee Letter.  The Agent shall have received a copy of an executed fee letter between the Borrower and the Agent, in form and substance satisfactory to the Agent.

(c)                                  Default.  After giving effect to this Amendment, no Default or Event of Default shall exist.

(d)                                 Representations and Warranties.  As of the Amendment Effective Date, the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof).

(e)                                  Fees and Expenses.  The Agent shall have received from the Parent Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Parent Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(f)                                   Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1                               Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2                               Representations and Warranties of the Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)                                 It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)                                 This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)                                  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)                                 After giving effect to this Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)                                  After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)                                   The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Permitted Liens.

(g)                                  The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3                               Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4                               Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5                               Expenses.  Each Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

4.6                               Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

4.7                               Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8                               Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9                               No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10                        GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

4.11                        Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12                        General Release.  In consideration of the Agent’s and the Required Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases and forever discharges the Agent, the Lenders and the Agent’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, members, partners, equityholders, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

4.13                        Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	INVENTURE FOODS, INC.,
a Delaware corporation

	By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

RADER FARMS, INC.,
a Delaware corporation

	By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

INVENTURE — GA, INC. f/k/a FRESH FROZEN FOODS, INC.,
a Delaware corporation

	By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

WILLAMETTE VALLEY FRUIT COMPANY,
a Delaware corporation

	By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

POORE BROTHERS-BLUFFTON, LLC,
a Delaware limited liability company

By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

BOULDER NATURAL FOODS, INC.,
an Arizona corporation

By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

TEJAS PB DISTRIBUTING, INC.,
an Arizona corporation

By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

LA COMETA PROPERTIES, INC.,
an Arizona corporation

By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

BN FOODS, INC.,
a Colorado corporation

By:	/s Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

AGENT AND LENDERS:	BSP AGENCY, LLC, a Delaware limited liability company, as Agent

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

PROVIDENCE DEBT FUND III LP,
as a Lender

By: Providence Debt Fund III GP L.P., its general partner

By: Providence Debt Fund III Ultimate GP Ltd., its general partner

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

PROVIDENCE DEBT FUND III MASTER (NON-US) LP, as a Lender

By: Providence Debt Fund III GP L.P., its general partner

By: Providence Debt Fund III Ultimate GP Ltd., its general partner

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

LANDMARK WALL SMA L.P., as a Lender

By: Landmark Wall SMA GP L.P., its general partner

By: Landmark Wall SMA GP, LLC, its general partner

By: Landmark Equity Advisors, L.L.C., its managing member

	By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

BENEFIT STREET PARTNERS SMA-C LP, as a Lender

By: Benefit Street Partners L.L.C., its investment advisor

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

BENEFIT STREET PARTNERS CAPITAL OPPORTUNITY FUND LP, as a Lender

By: Benefit Street Partners Capital Opportunity Fund GP L.P., its general partner

By: Benefit Street Partners Capital Opportunity Fund Ultimate GP LLC, its general partner

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

SIGNATURE PAGE TO

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

Schedule 5.1

Financial Statements, Reports, Certificates

Deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

if an Event of Default has occurred and is continuing and in any event, commencing with the fiscal month ending October 31, 2017, as soon as available, but in any event within 15 days after the end of each month during each of Borrower’s fiscal years, an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management,

(a)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA,

(b)                                 to the extent applicable, a calculation of the Fixed Charge Coverage Ratio and the Total Leverage Ratio that is required to be delivered under the Agreement, and

(c)                                  any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 45 days after the end of each quarter during each of Parent Borrower’s fiscal years,

an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, prepared in accordance with GAAP as well as on an internally-determined “mark-to-market” basis, together with a corresponding discussion and analysis of results from management,

(a)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(b)                                 a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement,

(c)                                  a certification of compliance with all applicable United States Department of Agriculture and the Food and Drug Administration rules and policies and rules and policies of any other Governmental Authority relating to Food Security Laws, including, if requested by Agent, a third-party expert certification audit or Food and Drug Administration inspection of the Loan Parties quality system, and

(d)                                 any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 90 days after the end of each of Parent Borrower’s fiscal years,

(a)                                 consolidated and consolidating financial statements of Parent Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with Article 7 of the Agreement (other than any qualification or exception attributable solely to the occurrence of the stated maturity of any Revolving Loans within 12 months after the date of such opinion)), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management), as well as on an internally-determined “mark-to-market” basis,

(b)                                 a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(c)                                  a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement, and

(d)                                 any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 15 days after the start of each of Parent Borrower’s fiscal years,

(e)                                  copies of Parent Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, exercising reasonable (from the perspective of a secured term-based lender) business judgment, for the forthcoming 3 years, certified by the chief financial officer of Parent Borrower as being such officer’s good faith estimate of the financial performance of Parent Borrower during the period covered thereby.

if and when filed by Parent Borrower,

(f)                                   Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports (if any when requested by Agent),

(g)                                  any other filings made by Parent Borrower with the SEC, and

(h)                                 any other information that is provided by Parent Borrower to its shareholders generally.

promptly, but in any event within 5 days after any Loan Party has knowledge of any event or condition that constitutes a Default or an Event of Default,	(i) notice of such event or condition and a statement of the curative action that the Borrowers propose to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent Borrower or any of its Subsidiaries,

(j)                                    notice of all actions, suits, or proceedings brought by or against Parent Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Effect.

upon the request of Agent,	(a) any other information reasonably requested relating to the financial condition of Parent Borrower or its Subsidiaries.